
<ARTICLE> BD
<LEGEND>
This schedule contains summary financial information extracted from The Ziegler Companies, Inc. and subsidiaries financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       4,472,755
<RECEIVABLES>                               10,483,394
<SECURITIES-RESALE>                                  0<F1>
<SECURITIES-BORROWED>                                0
<INSTRUMENTS-OWNED>                         60,363,251<F2>
<PP&E>                                       7,079,002
<TOTAL-ASSETS>                             118,315,293
<SHORT-TERM>                                27,270,431<F3>
<PAYABLES>                                   4,880,012<F4>
<REPOS-SOLD>                                         0
<SECURITIES-LOANED>                                  0
<INSTRUMENTS-SOLD>                                   0
<LONG-TERM>                                 28,837,885<F5>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,544,030
<OTHER-SE>                                  48,727,288
<TOTAL-LIABILITY-AND-EQUITY>               118,315,293
<TRADING-REVENUE>                                    0<F6>
<INTEREST-DIVIDENDS>                         1,999,868
<COMMISSIONS>                                        0<F6>
<INVESTMENT-BANKING-REVENUES>               13,110,247<F6>
<FEE-REVENUE>                                3,217,395
<INTEREST-EXPENSE>                           1,505,300
<COMPENSATION>                              10,664,246
<INCOME-PRETAX>                                604,603<F7>
<INCOME-PRE-EXTRAORDINARY>                     450,403<F7>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   517,059<F8>
<EPS-PRIMARY>                                      .22
<EPS-DILUTED>                                      .22

<F1>Short-term investments includes some securities purchased under resale agreements.
<F2>Financial instruments includes securities inventory investment in leases, notes receivable, and investment in and receivables from affiliates.
<F3>Includes short-term notes payable and unsecured notes payable to banks under line of credit agreements.
<F4>Includes payable to customers, payable to broker-dealers, accounts payable, and dividends payable.
<F5>Includes bonds payable and notes payable to banks other than line of credit borrowings.
<F6>Revenue from investment banking activities also includes revenue from trading activities and commissions.
<F7>Includes only income from continuing operations.
<F8>Income from continuing and discontinued operations.

